Exhibit 99.1
ADVENTRX PHARMACEUTICALS ANNOUNCES FINANCING
SAN DIEGO – June 8, 2009 – ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) announced today that it has obtained a commitment to purchase shares of convertible preferred stock pursuant to a registered direct offering to a single institutional investor, representing gross proceeds of approximately $2 million. The preferred stock is convertible into shares of ADVENTRX’s common stock at the option of the investor at a price of $0.1105 per share.
The investor will also receive warrants to purchase 8,116,290 shares of ADVENTRX’s common stock. The warrants have an exercise price of $0.15 per share and are exercisable at any time after the six-month anniversary of the closing of the transaction and before the fifth anniversary of such initial exercise date. The closing of the offering is expected to take place on or before June 12, 2009, subject to the satisfaction of customary closing conditions. ADVENTRX plans to use the net proceeds from the offering to fund activities related to seeking FDA approval to market ANX-530 (vinorelbine emulsion) in the United States, including manufacturing-related activities, and for general corporate purposes, including general and administrative expenses.
The shares and warrants are being offered by ADVENTRX pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). A prospectus supplement relating to the offering will be filed with the SEC. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM: RODM), acted as the exclusive placement agent for the transaction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus. Copies of the prospectus supplement and accompanying base prospectus can be obtained directly from the ADVENTRX at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121 or from the SEC’s website at www.sec.gov.
About ADVENTRX Pharmaceuticals Inc.
ADVENTRX Pharmaceuticals is a biopharmaceutical company whose product candidates are designed to improve the safety and commercial potential of existing cancer treatments. More information can be found on the Company’s web site at www.adventrx.com.
Forward Looking Statement
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to raise sufficient additional capital on a timely basis to continue as a going concern; the risk that, if ADVENTRX is unable to raise sufficient additional capital on a timely basis, certain terms of the offering announced in this press release will prevent ADVENTRX from orderly winding-up its operations and require ADVENTRX to seek protection under the provisions of the U.S. Bankruptcy Code; the potential for regulatory authorities to require additional preclinical work and/or clinical activities to support regulatory filings, including prior to the submission or the approval of a New Drug Application for ANX-530 and ANX-514; the risk the FDA will determine that ANX-530 and Navelbine® and/or ANX-514 and Taxotere® are not bioequivalent; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturers and suppliers; the risk that the performance of third parties on whom ADVENTRX relies to conduct its studies or evaluate the data may be substandard, or they may fail to perform as expected; the risk that ADVENTRX’s common stock will be delisted by the NYSE Amex (formerly, the American Stock Exchange); the risk that ADVENTRX will trigger a “maintenance failure” under that certain Rights Agreement, dated July 27, 2005, as amended, and be required to pay liquidated damages, including as a result of losing its eligibility to use Form S-3 if its common stock is delisted from the NYSE Amex; and other risks and uncertainties more fully described in ADVENTRX’s press releases and in the prospectus supplement relating to this offering, which will be filed with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to update any forward-looking statement as set forth in this press release to reflect events or circumstances arising after the date on which it was made.